Exhibit 10.1
FOX CORPORATION

2019 SHAREHOLDER ALIGNMENT PLAN

AUSTRALIAN SUB-PLAN

The following terms and conditions (the “Australian Sub-Plan”) shall apply to any Awards granted to officers, employees, directors and Consultants under the 2019 Shareholder Alignment Plan (the “Plan”) who are resident in Australia or who otherwise provide services in Australia. This Australian Sub-Plan shall be deemed a part of the Plan and may be amended or terminated in accordance with Article VIII of the Plan. In the event of a conflict, whether explicit or implied, between the provisions of the Plan and the Australian Sub-Plan, the latter shall govern and prevail.

1 GENERAL.

(a)    Eligibility. Awards may be granted under the Plan to Residents of Australia that are officers, employees, directors and Consultants with the Company or a Qualifying Subsidiary or officers, employees, directors or Consultants of the Company who otherwise render service to or for the benefit of the Company or a Qualifying Subsidiary.

(b)    Governing rules. Awards under the Australian Sub-Plan shall be governed by the Plan, as modified by this Australian Sub-Plan.

(c)    Inapplicable Plan conditions. Section 7.2 of Article 8 of the Plan in so far as it relates to the transfer of any Award to a “family member” shall not apply to Awards under the Australian Sub-Plan.

(d)    Application of Subdivision 83A-C. Subject to the requirements of the ITAA 1997, Subdivision 83A-C of the ITAA 1997 applies to Awards under the Australian Sub-Plan.

2 DEFINITIONS.

(a)    Capitalized terms contained herein shall have the same meanings given to them in the Plan (or any applicable addendum) (where applicable) or as indicated in Section 2(b) below.

(b)    In this Australian Sub-Plan, the following definitions will apply to the capitalized terms indicated below.

(i)    “ITAA 1936” means the Income Tax Assessment Act 1936 (C’wth of Aust.).

(ii)    “ITAA 1997” means the Income Tax Assessment Act 1997 (C’wth of Aust.).

(iii)    “Qualifying Subsidiary” means a Subsidiary that is a subsidiary as defined in s.995-1 of the ITAA 1997.

(iv)    “Resident of Australia” means a person that is a resident of Australia within the meaning given in section 6 of the ITAA 1936 at the time an Award is granted.